Exhibit 21.1

Subsidiaries

Name of Company	Country of Incorporation	Holding % 31 March 2015
Digicel Limited	Bermuda	100%
Mossel Limited	Isle of Man	100%
Digicel Holdings (Bermuda) Limited	Bermuda	100%
Digicel International Finance Limited	St Lucia	100%
Digicel Caribbean Limited	St Lucia	100%
Digicel (Jamaica) Limited	Jamaica	100%
Digicel USA Incorporated	Barbados	100%
Digicel Eastern Caribbean Limited	St Lucia	100%
Digicel OECS Limited	St Lucia	91.02%
Digicel (Grenada) Limited	Grenada	100%
Digicel (St Lucia) Limited	St Lucia	100%
Digicel (SVG) Limited	St Vincent	100%
Digicel Aruba Holdings BV	Netherlands Antilles	100%
New Millenium Telecom Services NV	Netherlands Antilles	100%
Digicel (Barbados) Holdings Limited	Barbados	75%
Digicel (Barbados) Limited	Barbados	75%
Digicel Holdings Limited	Barbados	100%
Digicel Cayman Limited	Cayman Islands	96.875%
Wireless Ventures (Cayman) Limited	Cayman Islands	96.875%
Digicel Cayman Services Limited	Cayman Islands	100%
Digicel (Turks & Caicos) Holdings Limited	Turks and Caicos	100%
Digicel (Turks & Caicos) Limited	Turks and Caicos	51%
Digicel Curacao Holdings BV	Netherlands Antilles	100%
Curacao Telecom NV	Netherlands Antilles	100%
Digicel Trinidad & Tobago Holdings Limited	Barbados	100%
Digicel T&T International Finance Holdings Limited	Barbados	100%
Digicel T&T International Finance Limited	Barbados	100%
Digicel (Trinidad & Tobago) Limited	Trinidad and Tobago	100%
Digicel Haiti Holdings Limited	St Lucia	100%
Digicel Haiti International Finance Holdings Limited	St Lucia	100%
Digicel Haiti International Finance Limited	St Lucia	100%
Unigestion Holding S.A.	Haiti	100%
One Fone S.A.	Haiti	100%
Communication Cellulaire d’Haiti S.A.	Haiti	100%
Alpha Communication Network S.A.	Haiti	100%
Wireless Ventures (Anguilla ) Limited	Anguilla	100%
Dominica Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (Dominica) Limited	Dominica	100%
Jamaica Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (Jamaica) Limited	Jamaica	100%
Digicel Caribe Holdings Limited	St Lucia	100%
MGS Caribbean Limited	St Lucia	100%
Digicel French Caribbean Holdings SARL	Luxembourg	100%
Digicel French Caribbean SAS	France	100%
Digicel Antilles Francais Guyane SAS	France	100%
E- Tel NV	Netherlands Antilles	100%
Communications Systems Curacao NV	Netherlands Antilles	100%
St Kitts Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (St Kitts-Nevis) Limited	St Kitts and Nevis	70%
AWS Carib Com NV	Netherlands Antilles	100%
Antigua Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (Antigua) Limited	Antigua	100%

Name of Company	Country of Incorporation	Holding % 31 March 2015
GHS Wireless Limited	St Lucia	100%
Grenada Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (Grenada) Limited	Grenada	100%
St Lucia Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (St Lucia) Limited	St Lucia	100%
St Vincent Wireless Holdings Limited	St Lucia	100%
Wireless Ventures (St Vincent) Limited	St Lucia	100%
Barbados Wireless Holdings Limited	St Lucia	100%
Cellular Communications (Barbados) Limited	Barbados	100%
Wireless Holdings (Bermuda) Limited	Bermuda	100%
Telecommunications (Bermuda & West Indies) Limited	Bermuda	100%
Digicel Holdings Limited	Cayman Islands	100%
Digicel S.A. de CV	El Salvador	100%
Digicel Guyana Holdings Limited	St Lucia	100%
Digicel Guyana Limited	St Lucia	100%
U-Mobile (Cellular) Inc.	Guyana	100%
U- Mobile Networks Limited	St Lucia	100%
U-Mobile Networks Inc	Guyana	100%
Digicel (BVI) Limited	British Virgin Islands	85%
Site Acquisition Services Suriname NV	Suriname	100%
Digicel Suriname Limited	Suriname	87.7%
Grand Canal Finance Limited	Bermuda	100%
Digicel (CA) Limited	Bermuda	100%
Fundamental Limited	St Lucia	100%
Digicel Pacific Limited	Bermuda	100%
Digicel Pacific Finance Limited	Bermuda	100%
Digicel Singapore (PVT) Limited	Singapore	100%
Digicel International Resources Limited	Cayman Islands	100%
Digicel (Fiji) Limited	Fiji Islands	100%
Digicel (Fiji Islands) Limited	Fiji Islands	100%
Digicel Carrier Services Limited	Hong Kong	100%
Digicel (Nauru) Corporation	Nauru	80%
Digicel (PNG) Limited	Papua New Guinea	100%
Digicel Services Limited	Papua New Guinea	100%
Digicel (Samoa) Limited	Samoa	80%
Telecom Samoa Cellular Limited	Samoa	80%
Digicel (Tonga) Limited	Tonga	100%
Digicel (Vanuatu) Limited	Vanuatu	100%
Site Acquisition Services (Vanuatu) Limited	Vanuatu	100%
Highrise Properties Limited	Vanuatu	100%
Digicel Pacific Resources Pty Limited	Australia	100%
Netxar Group Limited	St Lucia	100%
Netxar Technologies S.R.L.	Dominican Republic	100%
Netxar Technologies Inc.	Puerto Rico	100%
Netxar Technologies Limited	Trinidad & Tobago	100%
Data Nets Limited	Papua New Guinea	100%
NIU Enterprise Communications Limited	Papua New Guinea	100%
Bamba Holdings Limited	St Lucia	100%
Oceanic Digital Jamaica Limited	Jamaica	100%
Woodbourne Holdings Limited	St Lucia	50%
Transact Limited	Bermuda	100%
Digicel Asian Holdings PTE. Limited	Singapore	75%
Myanmar Tower Company Limited	Myanmar	75%
Fibre Investments Limited	St Lucia	100%

Name of Company	Country of Incorporation	Holding % 31 March 2015
Caribbean Cable Communications Holdings Limited	Anguilla	100%
Caribbean Cable Communications (Anguilla) Limited	Anguilla	95.7%
Cable Television of Nevis Holdings Limited	Nevis	96.83%
Caribbean Cable Communications (Nevis) Limited	Nevis	100%
Caribbean Cable Communications (Montserrat) Limited	Montserrat	100%
SAT Telecommunications Limited	Dominica	100%
Cricket Sporting Investments Limited	Bermuda	63.37%
CPL Holdings Limited	Bermuda	63.37%
CPL Limited	St Lucia	60.2%
Turgeau Holdings Ltd	St Lucia	100%
Turgeau Developments S.A.	Haiti	100%
Digicel Investments France SAS	France	100%
Fibre Investments Holdings Limited	St Lucia	100%
Middle Caribbean Network SAS	France	100%
Southern Caribbean Fiber SAS	France	100%
Antilles Crossing International LP	USA	100%
AC Barbados LP	USA	100%
Global Caribbean Crossing SARL	France	100%
Antilles Crossing-St Croix, Inc.	US Virgin Islands	100%
AC (Barbados) IBC, Inc.	Barbados	100%
Antilles Crossing LP	USA	100%
Turks & Caicos Broadcasting Limited	Turks & Caicos	100%
Caicos Television Holdings Ltd	Turks & Caicos	100%
TCT Ltd	Turks & Caicos	100%
International Media Content Limited	St Lucia	88%
Sportsmax Limited	Jamaica	88%
Telstar Cable Limited	Jamaica	100%
Site & Towers (PNG) Limited	Papua New Guinea	100%
Hitron Limited	Papua New Guinea	60%
Hytec Electronics Limited	Papua New Guinea	60%
Bluehaven No. 63 Limited	Papua New Guinea	60%
Channel 8 Limited	Papua New Guinea	100%
Digicel TV & Media Pte. Ltd.	Singapore	100%
Digicel Media Ventures Pte. Ltd.	Singapore	100%
Digicel Asian Consultancy Pte. Limited	Singapore	100%
Northbrook Holdings Pte. Limited	Singapore	100%
Myanmar Red Dot Network Limited	Myanmar	100%